CONSENT OF INDEPENDENT AUDITORS


          We consent to the reference to our firm under the captions "Financial Highlights", "Shareholder Services - Statements and Reports" and "General Information - Independent Auditors" and to the use of our report dated September 12, 2002, which is incorporated by reference in this Registration Statement (Form N-1A Nos. 2-25364 and 811-01415) of Alliance Global Small Cap Fund, Inc.






                                   ERNST & YOUNG LLP


New York, New York
October 25, 2002


00250.0176 #357402